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                                    EXHIBIT 10.8





















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               BOOK-ENTRY ONLY COLLATERALIZED MORTGAGE OBLIGATIONS (CMOS)
                           (WITHOUT OWNER OPTION TO REDEEM)/
              OTHER ASSET-BACKED SECURITIES/AND PASS-THROUGH CERTIFICATES


                              Letter of Representations
                      [To be Completed by Issuer and Trustee]


                 _________________________________________________
                                  [Name of Issuer]



                 _________________________________________________
                                  [Name of Trustee]

                                                              _______________
                                                                        [Date]

Attention:  General Counsel's Office
The Depository Trust Company
55 Water Street, 49th Floor
New York, NY  10041-0099


                  Re:   _________________________________________________

                        _________________________________________________

                        _________________________________________________
                                       [Issue Description]



Ladies and Gentlemen:

     This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue (the "Securities"). Trustee will act as trustee with respect to the Securities pursuant to Pooling and Servicing Agreement dated November 1, 1995 (the "Document"). Banc One Capital Corporation and Bear, Stearns are distributing the Securities through The Depository Trust Company ("DTC").

     To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Trustee make the following representations to DTC:

     1. Prior to closing on the Securities on November 29, 1995, there shall be deposited with DTC one Security certificate registered in the name of DTC's nominee, Cede & Co., for each stated maturity of the Securities in the face amounts set forth on Schedule A hereto, the total of which represents 100% of the principal amount of such Securities. If, however, the aggregate principal amount of any maturity exceeds $150 million, one certificate will be issued with respect to each $150 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount. Each $150 million certificate shall bear the following legend:

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
     DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     2. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTC's Reorganization Department as indicated in Paragraph 4.

     3. In the event of a full or partial redemption, Issuer or Trustee shall send a notice to DTC specifying: (a) the amount of the redemption or refunding; (b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be mailed to Security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (E.G., legible telecopy, registered or certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Trustee shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or lit of each CUSIP number submitted in that transaction. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

                 Manager:  Call Notification Department
                 The Depository Trust Company
                 711 Stewart Avenue
                 Garden City, NY  11530-4719

     4. In the event of an invitation to tender the Securities, notice by Issuer or Trustee to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in the preceding Paragraph. Notices to DTC pursuant to this Paragraph and notices of other corporate actions (including mandatory tenders, exchanges, and capital changes) by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                 Manager:  Reorganization Department
                 Reorganization Window
                 The Depository Trust Company
                 7 Hanover Square, 23rd Floor
                 New York, NY  10004-2695

     5. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities.

     6. Trustee shall send DTC written notice with respect to the dollar amount per $1,000 original face value (or other minimum authorized denomination if less than $1,000 face value) payable on each payment date allocated as to the interest and principal portions thereof preferably 5, but not less than 2, business days prior to such payment date. Such notices, which shall also contain the current pool factor and Trustee contact's name and telephone number, shall be sent by telecopy to DTC's Dividend Department at (212) 709-1723, or if by mail or by any other means to:

                 Manager: Announcements
                 Dividend Department
                 The Depository Trust Company
                 7 Hanover Square, 22nd Floor
                 New York, NY  10004-2695

     7. [NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND CROSS OUT THE OTHER] [The interest accrual period is record date to record date.]

     8. Interest payments and principal payments that are part of periodic principal-and-interest payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns in same-day funds on each payment date (or the equivalent in accordance with existing arrangements between Issuer or Trustee and DTC). Such payments shall be made payable to the order of Cede & Co. Absent any other existing arrangements, such payments shall be addressed as follows:

                 Manager:  Cash Receipts
                 Dividend Department
                 The Depository Trust Company
                 7 Hanover Square, 24th Floor
                 New York, NY  10004-2695

     9. [NOTE: ISSUER MUST REPRESENT ONE OF THE FOLLOWING, AND CROSS OUT THE OTHER:]

          SECURITIES ELIGIBLE FOR DTC'S SAME-DAY FUNDS SETTLEMENT ("SDFS")
SYSTEM.

     Other principal payments (redemption payments) shall be made in same-day funds by Trustee in the manner set forth in the SDFS Paying Agent Operating Procedures, as copy of which previously has been furnished to Trustee.

     10. DTC may direct Issuer or Trustee to use any other number or address as the number or address to which notices or payments of interest or principal may be sent.

     11. In the event of a redemption, acceleration, or any other similar transaction (E.G., tender made and accepted in response to Issuer's or Trustee's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Trustee to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in principal except in the case of final maturity, in which case the certificate will be presented to Issuer or Trustee prior to payment, if required.

     12. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issue or Trustee shall notify DTC of the availability of certificates. In such event, Issuer or Trustee shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

     13. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Trustee (at which time DTC will confirm with Issuer or Trustee the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Trustee shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

     14. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and
(b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificates by virtue of submission of such certificate(s) to DTC.

     15. Nothing herein shall be deemed to require Trustee to advance funds on behalf of Issuer.

                                            Very truly yours,

NOTES:                                      By:
A.  If there is a Trustee (as defined in
this Letter of Representations), Trustee
as well as Issuer must sign this Letter.    ----------------------------------
If there is no Trustee, in signing this                   (Issuer)
Letter Issuer itself undertakes to
perform all of the obligations set forth    By:
herein.                                     ----------------------------------
                                             (Authorized Officer's Signature)
B.  Schedule B contains statements that
DTC believes accurately describe DTC, the
method of effecting book-entry transfers    ----------------------------------
of securities distributed through DTC, and               (Trustee)
certain related matters.


                                            By:
                                            ----------------------------------
                                              (Authorized Offer's Signature)


Received and Accepted:
THE DEPOSITORY TRUST COMPANY


By:
----------------------------------

                   ___________ TO HOLD GLOBAL CERTIFICATES

____________________, the Trustee with respect to the Securities described herein, is an approved participant in DTC's "FAST" system (FAST No. ____). Accordingly,_________________ will take physical delivery of one definitive certificate, registered in the name of DTC's nominee, Cede & Co., for each stated maturity of such Securities in the face amounts set forth on Schedule A hereto.






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                                                                  SCHEDULE A


          REMODELERS HOME IMPROVEMENT LOAN ASSET-BACKED CERTIFICATES, SERIES _________, CLASS A-1. CLASS A-2, CLASS A-3 AND CLASS A-4

CUSIP             PRINCIPAL AMOUNT       MATURITY DATE          INTEREST RATE
-----             ----------------       -------------          -------------

                                                                   SCHEDULE B


                           SAMPLE OFFERING DOCUMENT LANGUAGE
                          DESCRIBING BOOK-ENTRY-ONLY ISSUANCE


     1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC.
[If, however, the aggregate principle amount of [any] issue exceeds $150 million, one certificate will be issued with respect of each $150 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

     2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "cleaning agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

     3. Purchase of Securities under the DTC system must be by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect
Participants' records.   Beneficial Owners will not receive written
confirmation from DTC on their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

     4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee. Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities: DTC's records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     6. [Redemption notices shall be sent to Cede & Co. If less than all the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

     7. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     8. Principal and interest payments on the Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on payable date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be responsibility of such Participant and not of DTC, the Agent, or the Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the Issuer or the Agent, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

     9. [A beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to the [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to the [Tender/Remarketing] Agent. The requirements for physical delivery of Securities in connection with a demand for purchase or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records.]

     10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to the Issuer or the Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

     11. The Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

     12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuer believes to be reliable, but the Issuer takes no responsibility for the accuracy thereof.
















                                      -3-

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                      PRINCIPAL AND INCOME PAYMENTS RIDER


     1. This Rider supersedes any contradictory language set forth in the Letter of Representations to which it is appended.

     2.  With respect to principal and income payments in the Securities:

         A. DTC shall receive all dividend and interest payments on payable date in same-day funds by 2:30 p.m. ET (Eastern Time).

         B. Issuer agrees that it or Agent shall provide dividend and interest payment information to a standard announcement service subscribed to by DTC. In the unlikely event that no such service exists, Issuer agrees that it or Agent shall provide this information directly to DTC in advance of the dividend or interest record date as soon as the information is available.

             This information should be conveyed directly to DTC electronically. If electronic transmission is not possible, such information should be conveyed by telephone or facsimile transmission to:

                                      The Depository Trust Company
                                      Manager, Announcements
                                      Dividend Department
                                      7 Hanover Square, 22nd Floor
                                      New York, NY  10004

                                      Phone:  (212) 709-1270
                                      Fax:    (212) 709-1723, 1686

         C. Issuer agrees that for dividend and interest payments, it or Agent shall provide automated notification of CUSIP-level detail to the depository no later than noon ET on the payment date.

         D. DTC shall receive maturity and redemption payments and CUSIP-level detail on the payable date in same-day funds by 2:30 p.m. ET. Absent any other arrangements between Agent and DTC, such payments shall be wired according to the following instructions:

                                      Chemical Bank
                                      ABA 021000128
                                      For credit to A/C Depository Trust Company
                                      Redemption Account 066-027306
             in accordance with existing SDFS payment procedures in the manner set forth in DTC's SDFS PAYING AGENT OPERATING PROCEDURES a copy of which has previously been furnished to Agent.

         E. DTC shall receive all other payments and CUSIP-level detail resulting from corporate actions (such as tender offers or mergers) on the first payable date in same-day funds by 2:30 p.m. ET. Absent any other arrangements between the Agent and DTC, such payments shall be wired to the following address:

                                      Chemical Bank
                                      ABA 021000128
                                      For credit to A/C Depository Trust Company
                                      Reorganization Account 066-027608

                                      -2-